UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2014

CDI Corp.
(Exact name of registrant as specified in its charter)

Commission file number: 001-05519

Pennsylvania (State of incorporation)	23-2394430 (I.R.S. Employer Identification Number)

1717 Arch Street, 35th Floor, Philadelphia, PA 19103-2768 (Address of principal executive offices, including zip code)

(215) 569-2200 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2014, CDI Corp. (“the Company”) and Stuart Batchelor, the Company’s Executive Vice President, Global Staffing Services, agreed that Mr. Batchelor’s assignment with the Company and his employment would end on December 31, 2014. Mr. Batchelor and his employer, the Company’s UK subsidiary, CDI AndersElite Limited (“CDI”), entered into a settlement agreement dated October 31, 2014 (the “Agreement”) relating to the termination of Mr. Batchelor’s employment. Below is a summary of certain key terms in the Agreement.

•
Mr. Batchelor’s employment with CDI will terminate on December 31, 2014 (the “Termination Date”), and he will use all of his remaining holiday days prior to the Termination Date. Mr. Batchelor will be paid his salary (and continue to receive employee benefits) up to the Termination Date. He will be eligible to receive his cash bonus for 2014 if earned under the terms of his bonus arrangement.

•
Following the termination of his employment, Mr. Batchelor will receive £162,000 in payments and will receive continued private health insurance, on the same basis as was provided to him during his employment, until June 30, 2015 (or, if earlier, the date on which he starts alternative employment providing this benefit).

•
A portion of the shares of Time-Vested Deferred Stock (TVDS) under Mr. Batchelor’s 2012 award (1,347 shares), which were scheduled to vest in January 2015, will vest following the Termination Date. All remaining unvested shares of TVDS from his 2012 and 2014 awards will be forfeited.

•
The covenants in Mr. Batchelor’s employment agreement restricting him from soliciting customers or executives of the Company will remain in place for twelve months after the Termination Date and his non-competition covenant will remain in place for six months following the Termination Date.

•	Mr. Batchelor generally released and waived claims he may have arising from his employment by CDI and the termination of that employment.

A copy of the Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference in this Form 8-K. The summary above is qualified in its entirety by reference to the full text of the Agreement.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Settlement Agreement between CDI AndersElite Limited and Stuart Batchelor dated October 31, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDI CORP.
(Registrant)

By: /s/ Brian D. Short
Brian D. Short
Senior Vice President,
Chief Administrative Officer
and General Counsel

Date: November 6, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1	Settlement Agreement between CDI AndersElite Limited and Stuart Batchelor dated October 31, 2014